MGI PROPERTIES
                               PART I - EXHIBIT 11
                        COMPUTATION OF EARNINGS PER SHARE
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                                                                               Three Months Ended May 31,   Six Months Ended May 31,
                                                                               --------------------------   ------------------------
                                                                                   2000          1999         2000          1999
BASIC
Net income                                                                     $ 2,866,000   $ 6,797,000   $ 4,043,000   $14,234,000
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Weighted average number of shares outstanding during the period                 13,774,221    13,774,221    13,774,221    13,772,628
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Basic earnings per share                                                       $      0.21   $      0.49   $      0.29   $      1.03
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DILUTED EARNINGS PER SHARE
Net income                                                                     $ 2,866,000   $ 6,797,000   $ 4,043,000   $14,234,000
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Weighted average number of shares outstanding assuming full dilution            15,286,458    14,189,075    15,285,027    14,200,040
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Diluted earnings per share                                                     $      0.19   $      0.48   $      0.26   $      1.00
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